Exhibit 99.2
Business and Financial Update April 30, 2009

2 Safe Harbor Statement The information contained herein is as of the date of this presentation. Many factors may impact forward-looking statements including, but not limited to, the following: access to capital markets and capital market conditions and the results of other financing efforts which can be affected by credit agency ratings; instability in capital markets which could impact availability of short and long-term financing; potential for continued loss on cash equivalents and investments, including nuclear decommissioning and benefit plan assets; the length and severity of ongoing economic decline; the timing and extent of changes in interest rates; the level of borrowings; the availability, cost, coverage and terms of insurance and stability of insurance providers; changes in the economic and financial viability of our customers, suppliers, and trading counterparties, and the continued ability of such parties to perform their obligations to the Company; the effects of weather and other natural phenomena on operations and sales to customers, and purchases from suppliers; economic climate and population growth or decline in the geographic areas where we do business; environmental issues, laws, regulations, and the increasing costs of remediation and compliance, including actual and potential new federal and state requirements that could include carbon and more stringent mercury emission controls, a renewable portfolio standard and energy efficiency mandates; nuclear regulations and operations associated with nuclear facilities; impact of electric and gas utility restructuring in Michigan, including legislative amendments and Customer Choice programs; employee relations and the impact of collective bargaining agreements; unplanned outages; changes in the cost and availability of coal and other raw materials, purchased power and natural gas; the effects of competition; the uncertainties of successful exploration of gas shale resources and inability to estimate gas reserves with certainty; impact of regulation by the FERC, MPSC, NRC and other applicable governmental proceedings and regulations, including any associated impact on rate structures; contributions to earnings by non-utility subsidiaries; changes in and application of federal, state and local tax laws and their interpretations, including the Internal Revenue Code, regulations, rulings, court proceedings and audits; the ability to recover costs through rate increases; the cost of protecting assets against, or damage due to, terrorism; changes in and application of accounting standards and financial reporting regulations; changes in federal or state laws and their interpretation with respect to regulation, energy policy and other business issues; amounts of uncollectible accounts receivable; and binding arbitration, litigation and related appeals. New factors emerge from time to time. We cannot predict what factors may arise or how such factors may cause our results to differ materially from those contained in any forward-looking statement. Any forward-looking statements refer only as of the date on which such statements are made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. This presentation should also be read in conjunction with the "Forward-Looking Statements" section in each of DTE Energy's and Detroit Edison's 2008 Form 10-K (which sections are incorporated herein by reference), and in conjunction with other SEC reports filed by DTE Energy and Detroit Edison. Cautionary Note - The Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. We use certain terms in this presentation such as "probable reserves" that the SEC's guidelines strictly prohibit us from including in filings with the SEC. You are urged to consider closely the disclosure in DTE's Form 10-K, File No. 1-11607, available from our offices or from our website at www.dteenergy.com. You can also obtain this Form from the SEC by calling 1-800- SEC-0330.

3 Participants Dave Meador, Executive Vice President and CFO Peter Oleksiak, Vice President and Controller Nick Khouri, Vice President and Treasurer Lisa Muschong, Director of Investor Relations

4 Overview 1st Quarter 2009 Earnings Results Cash Flow and Capital Expenditures Summary

5 Achieve strong results in a challenging economic environment Michigan legislation provides key new tools for DTE Energy Two new utility growth platforms - RPS and EO - have dedicated funding mechanisms 2009 plans are based on realistic assumptions. Our goal is to: Preserve solid earnings Keep cash flow and balance sheet metrics strong Position DTE to resume growth as economic conditions ease Our dividend, at $2.12 per share, is well supported and provides an attractive yield at current prices DTE Energy: A Focused, Integrated Energy Strategy

Q1 2009 Overview 6 * Reconciliation to GAAP reported earnings included in the appendix DTE Energy Q1 2009 operating earnings* per share of $1.10 vs. $0.77 in Q1 2008 Positive results at our utilities driven by proactive cost reduction efforts Solid non-utility results driven by growth in our Gas Midstream segment and strong performance at Energy Trading Q1 2009 Results Balance Sheet / Liquidity Generated ~$500 million of free cash flow in Q1 2009 Successfully closed $1 billion credit facility; upsized from original $900 million request Credit ratings recently confirmed by all three agencies

2009 Plan Remains on Track 7 Driving for $100 million of cost savings in 2009 $55 million after-tax rate increase at Detroit Edison from Dec. 2008 Rate Order Mid-year self implementation of rates at Detroit Edison 6% annual load loss at Detroit Edison Automotive uncertainty Downturn in the steel industry Increased benefit expense Rate increase moratorium at MichCon Our Goal to Preserve our Financial Strength and Earnings Level in 2009 is on Track (Built Flexibility in Plan to Address Economic Uncertainties) 2009 Operating EPS* Guidance $2.75 - $3.05 * Reconciliation to GAAP reported earnings included in the appendix

Auto Bankruptcy Implications 8 GM $15 - $20 Chrysler 6 - 12 Key Automotive Suppliers** 5 - 10 $26 - $42 Average DTE Energy Receivables Exposure (after-tax)* Power & Industrial Exposure (after-tax)* GM - Asset Impairment $46 Net GM asset exposure is $11 million after-tax***; we expect some of these plants will continue to run, further reducing this exposure GM - Non-Recourse Financing ($35) Net GM asset exposure is $11 million after-tax***; we expect some of these plants will continue to run, further reducing this exposure Chrysler - Equity Investment $24 Our non-utility Chrysler contracts are guaranteed by Daimler North America; we believe we have no asset write-down exposure Daimler North America Guarantee ($24) Our non-utility Chrysler contracts are guaranteed by Daimler North America; we believe we have no asset write-down exposure * These after-tax income impacts would likely be considered non-recurring, one-time events and would be classified as non- operating income adjustments ** Probability weighted exposure for key suppliers *** The timing of a GM asset impairment charge would likely come before the relief tied to the non-recourse debt ($ millions) Detroit Edison Sales and Margin Percent of 2008 Sales Percent of Gross Margin Chrysler 1% Chrysler 2% GM 3% GM 2%

9 Overview 1st Quarter 2009 Earnings Results Cash Flow and Capital Expenditure Summary

10 1Q 2009 Operating Earnings per Share* Detroit Edison $0.48 Unconventional Gas Production ($0.01) Non-Utility $0.34 Gas Midstream $0.09 Corporate & Other ($0.09) MichCon** $0.37 $1.10 Power and Industrial Projects $0.02 * Reconciliation to GAAP reported earnings included in the appendix ** Includes Citizens Gas Utility Energy Trading $0.24

11 1Q 2009 Operating Earnings Variance December 2008 rate order, expiration of temporary rate reduction from show cause settlement and O&M cost reductions partially offset by decreased sales volumes Drivers * Reconciliation to GAAP reported earnings included in the appendix Detroit Edison MichCon O&M cost reductions offset by conservation and increased depreciation Operating Earnings* (millions) 1Q 2008 1Q 2009 Change Non-Utility Unrealized gains at Energy Trading Increased storage and pipeline revenues at Gas Midstream (Millennium on-line Q4 2008) Depreciation deferred in Q1 2008 as assets were held for sale and lower coke and pulverized coal production at Power & Industrial Lower pricing at Unconventional Gas

12 Detroit Edison Variance Analysis * Reconciliation to GAAP reported earnings included in the appendix 1Q 2008 Operating Earnings $11 ($23) $41 1Q 2009 Operating Earnings Economy $26 ($ millions) Detroit Edison Operating Earnings* Variance Drivers $78 Temperature-normalized sales volumes down 9% year-over- year December 2008 rate order Expiration of temporary rate reduction from show cause settlement (expired April 2008) Lower Customer Choice sales O&M reductions primarily driven by continuous improvement initiatives Dec. 2008 Rate Order $11 Rate Reduction Expiration O&M Other $6 $6 Customer Choice

Detroit Edison Sales Volumes are Tracking to Plan 13 Service Area Sales Volume Temperature Normalized (GWh) * Versus prior year

14 MichCon Variance Analysis Higher conservation Q1 2009 O&M reductions primarily driven by continuous improvement initiatives Increased asset base in 2009 ($ millions) MichCon Operating Earnings* Variance Drivers $59 $5 * Reconciliation to GAAP reported earnings included in the appendix Margin O&M Depreciation ($2) ($1) $61 1Q 2009 Operating Earnings 1Q 2008 Operating Earnings

15 Overview 1st Quarter 2009 Earnings Results Cash Flow and Capital Expenditures Summary

16 1Q 2009 Cash Flow * Reconciliation to GAAP reported cash flow included in the appendix DTE Energy Cash Flow ($ billions) * Drivers Free Cash Flow reached ~$500 million Q1 2009 Free Cash Flow is down from 2008 due to the phasing out of synfuel cash in 2008 Total debt pay down of $400 million in Q1 2009; however will partially reverse in remaining quarters

1Q 2009 Capital Expenditures

DTE Energy

DTE Energy Capital Expenditures

($ millions)

	Q1 2008	Q1 2009
Detroit Edison		
Operational	$159	$230
Environmental	54	33
	$213	$263
MichCon		
Operational	$40	$26
Expansion	24	14
	$64	$40
Non-Utility		
Power & Industrial	$17	$10
Gas Midstream	6	7
Unconventional Gas	28	12
Energy Trading	1	1
	$52	$30
Total	**$329**	**$333**

Drivers

- Detroit Edison up $50 million driven by Q1 2009 planned plant maintenance
- MichCon down $24 million driven by completion of storage expansion project in 2008
- Lower non-utility spending driven by unconventional gas drilling
- Full year 2009 capital spending expected to decline ~20% from 2008

17

DTE Energy - Liquidity Summary Closed $1 billion revolving bank credit facility Demand was strong with 19 banks participating Upsized from original $900 million request Unused liquidity of almost $1.5 billion at the end of Q1 2009 Balance sheet metrics within targeted range 18 As of 3/31/09 ($ millions) * Excludes $185 million of bilateral bank loans Available Liquidity

19 Overview 1st Quarter 2009 Earnings Results Cash Flow and Capital Expenditures Summary

20 Constructive regulatory environment Managing economic risk Realistic 2009 Plan Investment opportunities support long term growth Well supported dividend DTE Energy: A Focused, Integrated Energy Strategy

21 Contact Us DTE Energy Investor Relations www.dteenergy.com/investors 313-235-8030

Appendix

DTE Energy Trading Reconciliation of 1Q 2009 Operating Earnings* to Economic Net Income ** Consists of the income statement effect of not recognizing changes in the fair market value of certain non-derivative contracts including physical inventory and capacity contracts for transportation, transmission and storage. These contracts are not MTM, instead are recognized for accounting purposes on an accrual basis. ($ millions) 2009 Economic Net Income EITF 02-3** 2009 Operating Earnings* $40 $9 $31 Economic net income equals economic gross margin*** minus O&M expenses and taxes. DTE Energy management uses Economic Net Income as one of the performance measures for external communications with analysts and investors. Internally, DTE Energy uses Economic Net Income as one of the measures to review performance against financial targets and budget. * Reconciliation to GAAP reported earnings included in the appendix *** Economic gross margin is the change in net fair value of realized and unrealized purchase and sale contracts including certain non-derivative contract costs 23 Energy Trading Q1 Operating Earnings* Realized Unrealized O&M / Other 2008 2009 $26 $19 34 15 (11) (13) ($ millions, after-tax) $30 $40

Net Production Rate (Mmcfe/day) Gross Producing Wells 162 Reserves (Bcfe) Acreage Position (000's Acres) Net Undeveloped Acres Net Developed Acres Barnett Shale Operating Metrics 14 3/31/09 46 60 14 46 YE2008 60 3/31/09 YE2008 156 17 3/31/09 YE2008 16 24 YE2008 YE2007 Probable Proven 192 144 336 265 167 432

25 2009 Operating Earnings Guidance * Reconciliation to GAAP reported earnings included in the appendix 2009 Operating Earnings* Guidance (millions) 25 2009 Guidance Goal for 2009 is to preserve our financial strength and earnings level 2009 plan includes a 6% electric sales reduction (~3,000 GWh) vs. 2008 Steady Gas Midstream earnings growth continues with full year of Millennium Pipeline and storage expansion Expect Energy Trading to continue to produce $40 - $45 million in annual operating earnings Assumptions

26 2009 Capital & Cash Flow Guidance Capital Summary ($ millions) * Reconciliation to GAAP reported cash flow included in the appendix Cash Flow Summary ($ billions) Plan to issue $60 - $80 million of equity in 2009 to fund Dividend Reinvestment and employee benefit programs *

27 Reconciliation of 1Q 2009 Reported to Operating Earnings Use of Operating Earnings Information - DTE Energy management believes that operating earnings provide a more meaningful representation of the company's earnings from ongoing operations and uses operating earnings as the primary performance measurement for external communications with analysts and investors. Internally, DTE Energy uses operating earnings to measure performance against budget and to report to the Board of Directors.

28 Use of Operating Earnings Information - DTE Energy management believes that operating earnings provide a more meaningful representation of the company's earnings from ongoing operations and uses operating earnings as the primary performance measurement for external communications with analysts and investors. Internally, DTE Energy uses operating earnings to measure performance against budget and to report to the Board of Directors. Reconciliation of 1Q 2009 Reported to Operating Earnings per Share

Reconciliation of 1Q 2008 Reported to Operating Earnings Use of Operating Earnings Information - DTE Energy management believes that operating earnings provide a more meaningful representation of the company's earnings from ongoing operations and uses operating earnings as the primary performance measurement for external communications with analysts and investors. Internally, DTE Energy uses operating earnings to measure performance against budget and to report to the Board of Directors. 29

Reconciliation of 1Q 2008 Reported to Operating Earnings per Share Use of Operating Earnings Information - DTE Energy management believes that operating earnings provide a more meaningful representation of the company's earnings from ongoing operations and uses operating earnings as the primary performance measurement for external communications with analysts and investors. Internally, DTE Energy uses operating earnings to measure performance against budget and to report to the Board of Directors. 30

31 Reconciliation of 2009 Reported to Operating Earnings Use of Operating Earnings Information - DTE Energy management believes that operating earnings provide a more meaningful representation of the company's earnings from ongoing operations and uses operating earnings as the primary performance measurement for external communications with analysts and investors. Internally, DTE Energy uses operating earnings to measure performance against budget and to report to the Board of Directors. In this presentation, DTE Energy provides 2009 guidance for operating earnings. It is likely that certain items that impact the company's 2009 reported results will be excluded from operating results. A reconciliation to the comparable 2009 reported earnings/net income guidance is not provided because it is not possible to provide a reliable forecast of specific line items. These items may fluctuate significantly from period to period and may have a significant impact on reported earnings.

32 Reconciliation of Cash from Operations to Adjusted Cash from Operations * accounted for in the investing activities section of the statement of cash flows Adjusted Cash From Operations Use of Adjusted Cash From Operations - DTE Energy management believes that adjusted cash from operations provide a more meaningful representation of the company's cash from ongoing operations and uses adjusted cash from operations as a primary performance measurement for external communications with analysts and investors. Internally, DTE Energy uses adjusted cash from operations to measure performance against budget and to report to the Board of Directors.